Exhibit 99.1

Greene County Bancshares, Inc.

Additional Loan and Deposit Information

September 30, 2004

(Unaudited)

(Dollar amounts in thousands)

Loans	Balance	%
Commercial	$142,156	14.33%
Commercial real estate	463,097	46.67%
Residential real estate	305,573	30.80%
Consumer	76,413	7.70%
Other	4,961	0.50%
	992,200	100.00%

Less: Unearned interest income	(10,694)
Total	$981,506

Deposits	Balance	%
Non-interest bearing demand	$110,623	12.59%
Interest bearing demand	170,312	19.40%
Money market and savings	149,563	17.03%
Retail time	326,633	37.20%
Jumbo time	120,957	13.78%
Total	$878,088	100.00%

Loan and Deposit Balances by Banking Units and Operating Subsidiaries

	Loan Balance	% to Total Loans	Deposit Balance	% to Total Deposits

Greene County Bank	$121,579	12.38%	$276,259	31.46%
American Fidelity Bank	303,728	30.95%	141,229	16.08%
Bank of Athens	44,235	4.51%	28,695	3.27%
Bank of Bulls Gap	5,338	0.54%	15,781	1.80%
Bank of Niota	15,011	1.53%	16,529	1.88%
Cocke County Bank	6,536	0.67%	19,549	2.23%
Community Bank of Loudon County	24,589	2.51%	23,841	2.72%
Community Trust Bank	14,716	1.50%	5,817	0.66%
First Bristol Bank	37,617	3.83%	25,568	2.91%
First Independent Bank	61,842	6.30%	101,420	11.55%
Hamblen County Bank	53,382	5.44%	40,204	4.58%
Hawkins County Bank	30,642	3.12%	47,027	5.36%
Rutherford Bank and Trust	70,807	7.21%	50,081	5.70%
Sullivan County Bank	22,218	2.26%	15,487	1.76%
Washington County Bank	137,661	14.03%	70,601	8.04%

GCB Acceptance Corporation	12,568	1.28%	—	0.00%
Superior Financial Services, Inc.	19,037	1.94%	—	0.00%

Totals	$981,506	100.00%	$878,088	100.00%

Greene County Bancshares, Inc.

Additional Nonperforming Assets and Net Charge-off Information

(Dollar amounts in thousands)

As of and for the period ended September 30, 2004 (unaudited)	Bank	Other	Total
Loan past due 90 days and still accruing	$979	$—	$979
Nonaccrual loans	6,506	708	7,214
Other real estate owned and repossessed assets	3,789	340	4,129
Total nonperforming assets	$11,274	$1,048	$12,322

Annualized net charge-offs	$2,892	$1,723	$4,615

As of and for the period ended December 31, 2003	Bank	Other	Total
Loan past due 90 days and still accruing	$224	$—	$224
Nonaccrual loans	3,641	664	4,305
Other real estate owned and repossessed assets	3,760	466	4,226
Total nonperforming assets	$7,625	$1,130	$8,755

Net charge-offs	$2,653	$2,484	$5,137

As of and for the period ended December 31, 2002	Bank	Other	Total
Loan past due 90 days and still accruing	$297	$10	$307
Nonaccrual loans	6,573	902	7,475
Other real estate owned and repossessed assets	4,538	1,035	5,573
Total nonperforming assets	$11,408	$1,947	$13,355

Net charge-offs	$2,833	$2,867	$5,700

As of and for the period ended December 31, 2001	Bank	Other	Total
Loan past due 90 days and still accruing	$325	$546	$871
Nonaccrual loans	4,383	1,474	5,857
Other real estate owned and repossessed assets	2,278	934	3,212
Total nonperforming assets	$6,986	$2,954	$9,940

Net charge-offs	$2,611	$3,855	$6,466

As of and for the period ended December 31, 2000	Bank	Other	Total
Loan past due 90 days and still accruing	$451	$24	$475
Nonaccrual loans	4,433	380	4,813
Other real estate owned and repossessed assets	1,793	493	2,286
Total nonperforming assets	$6,677	$897	$7,574

Net charge-offs	$2,626	$3,987	$6,613

As of and for the period ended December 31, 1999	Bank	Other	Total
Loan past due 90 days and still accruing	$821	$175	$996
Nonaccrual loans	2,347	605	2,952
Other real estate owned and repossessed assets	1,886	486	2,372
Total nonperforming assets	$5,054	$1,266	$6,320

Net charge-offs	$1,270	$1,784	$3,054